SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 17, 2007

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                     001-09097                31-1095548
(State or other jurisdiction      (Commission File No.)        (IRS Employer
      of incorporation)                                      Identification No.)

             2875 Needmore Road, Dayton, Ohio                  45414
         (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

         On July 17, 2007, Rex Radio and Television, Inc., as lead borrower under the Amended and Restated Loan Agreement dated as of September 14, 2004 (the "Loan Agreement") among the Borrowers, the Lenders named therein, Bank of America, N.A. (f/k/a Fleet Retail Group, Inc.), as agent for the Lenders and KeyBank National Association, as syndication agent, exercised its right under the Loan Agreement to permanently reduce the revolving credit commitments from $115 million to $75 million. No borrowings are currently outstanding under the revolving credit facility.

Item 9.01  Financial Statements and Exhibits.

         (d)  Exhibits

              4(a) Fifth Amendment to Amended and Restated Loan Agreement dated as of April 24, 2007 among the Borrowers, REX Stores Corporation, the Lenders named therein, Bank of America, N.A. (f/k/a Fleet Retail Group, Inc.) as agent for the Lenders and KeyBank National Association as syndication agent.

              4(b) Notice of Reduction of Commitments dated July 17, 2007 from Rex Radio and Television, Inc. as Lead Borrower, to Bank of America, N.A. as agent for the Lenders.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          REX STORES CORPORATION



Date: July 18, 2007                       By: /s/ DOUGLAS L. BRUGGEMAN
                                              ------------------------
                                              Name:  Douglas L. Bruggeman
                                              Title: Vice President-Finance,
                                                     Chief Financial Officer and
                                                     Treasurer


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